UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 29, 2004

VORNADO REALTY TRUST

(Exact Name Of Registrant As Specified In Its Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue New York, New York		10019
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

(Former name or former address, if changed since last report)

ITEM 7.                             Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The following documents are furnished as exhibits to this report:

Exhibit No.	Description

1.1	Washington Office section of the Letter to Shareholders included in the Company’s Annual Report to Shareholders for the year ended December 31, 2003.

1.2	Reconciliation of the projected impact on Net Income and Funds from Operations of the PTO vacating the space it previously occupied and its subsequent lease up.

ITEM 9.                             Regulation FD Disclosure.

On April 29, 2004, we commenced the mailing of our Annual Report to Shareholders.  The Letter to Shareholders contained in the Annual Report included a projection of the impact on the Company’s Funds from Operations of the Patent and Trademark Office (“PTO”) vacating the 1.9 million square feet it currently occupies in the Company’s Washington, D.C. Office buildings, and the subsequent lease-up of that space.

Previously, the Company disclosed in its Annual Report on Form 10-K for the year ended December 31, 2003, that the PTO would be relocating in the late 2004 and 2005.

Details of the projection are included in Exhibit 1.1 and 1.2.  This projection contains forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance.  The Company’s future results, financial condition and business may differ materially from those expressed in these forward-looking statements.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties.  Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors, see “Forward Looking Statements” and “Item 1. Business-Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

	By:	/s/ Joseph Macnow

	Name:	Joseph Macnow

	Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: April 29, 2004

EXHIBIT INDEX

Exhibit No.	Description

1.1	Washington Office section of the Letter to Shareholders included in the Company’s Annual Report to Shareholders for the year ended December 31, 2003.

1.2	Reconciliation of the projected impact on Net Income and Funds from Operations of the PTO vacating the space it previously occupied and its subsequent lease up.